Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Joint Filing Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Date: February 13, 2015	CPP INVESTMENT BOARD PRIVATE HOLDINGS INC.

	By:	/s/ Benita Warmbold
Name: Benita Warmbold
Title: Authorized Signatory

CANADA PENSION PLAN INVESTMENT BOARD

	By:	/s/ Benita Warmbold
Name: Benita Warmbold
Title: Chief Financial Officer